Exhibit 5.5

Charles S Reagh Direct Dial: 902.420.3335 creagh@stewartmckelvey.com

August 6, 2026

Americold Realty Trust, Inc.

Americold Realty Operating Partnership, L.P.

10 Glenlake Parkway

Suite 600, South Tower

Atlanta, GA 30328

Dear Sirs/Mesdames:

Re:	Nova Cold Logistics ULC (the “Company”)

We have acted as local counsel in the Province of Nova Scotia, Canada (the “Province”) for the Company in connection with the registration statement on Form S-3 ASR (the “Registration Statement”) of Americold Realty Trust, Inc., a Maryland corporation (formerly Americold Realty Trust, a Maryland real estate investment trust) (“Realty Trust”), Americold Realty Operating Partnership, L.P., a Delaware limited partnership (the “LP Issuer”) and certain subsidiaries of Realty Trust, including the Company, to be filed on the date hereof with the United States Securities and Exchange Commission (the “US Commission”) under the United States Securities Act of 1933, as amended (the “US Act”).

The Registration Statement relates to, among other things, the offering from time to time, in one or more series, of debt securities of the LP Issuer (the “Debt Securities”), including guarantees by the Company of the Debt Securities (the “Guarantees”). The Debt Securities, including the Guarantees, are to be issued under an indenture (the “Indenture”), to be entered into, by and among, among others, the LP Issuer, Realty Trust, the Company, as a guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) as may be supplemented by one or more supplements thereto, providing for the specific terms thereof.

We are furnishing this opinion as Exhibit 5.5 to the Registration Statement.

In connection with the opinions set out below, we have examined each of the following documents:

(a)	form of the Indenture;

(b)	the Registration Statement;

(c)	certificate of status (the “Certificate of Status”) pertaining to the Company issued by the Registrar of Joint Stock Companies for the Province dated August 5, 2026;

(d)

resolutions of the directors of the Company dated July 23, 2024 and August 6, 2026 authorizing, among other things, the execution and delivery of the Indenture and issue of the Guarantees by the Company (the “Resolutions”);

(e)	the memorandum of association, articles of association, records of corporate proceedings, written resolutions and registers of the Company contained in the minute book of the Company; and

(f)	a certificate of an officer of the Company dated the date hereof (the “Officer’s Certificate”).

Where a term is defined in the plural herein to refer to a collective the use of the singular thereof refers to any one of the collective.

We have also examined the originals or copies, certified or otherwise identified to our satisfaction, of such public and corporate records, certificates, instruments and other documents and have considered such questions of law as we have deemed necessary as a basis for the opinions hereinafter expressed.

In stating our opinions, we have assumed:

(a)

the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as notarial, certified, telecopies, conformed or reproduction copies thereof and the authenticity of the originals of such documents;

(b)	the completeness and accuracy of all statements of fact set forth in official public records and certificates and other documents supplied by public officials;

(c)	the completeness and accuracy of all statements of fact set forth in the Officer’s Certificate and that such statements shall remain true at the time of any issue of Debt Securities;

(d)

that the Certificate of Status evidences the subsistence of the Company, that the Company has not been dissolved as of the date hereof and that a certificate of status bearing today’s date could be obtained if requested;

(e)

that if any of the Debt Securities are issued to purchasers in the Province, or any significant activities in connection with the issue and sale of the Debt Securities are taken in the Province, such issue and sale will comply with, or be exempt from, the prospectus requirement of the securities laws of the Province and the dealer requirements of the securities laws of the Province will, if applicable, be complied with;

(f)	that the terms of all Debt Securities will be materially as described in the Registration Statement and the Indenture; and

(g)

the Indenture will be materially in the form reviewed by us and the Guarantees and Debt Securities will be materially as described in the Registration Statement with such specific provisions as may be set out one or more supplements to the Indenture.

The opinions hereinafter expressed are limited to the laws of the Province including the federal laws of Canada applicable therein as of the date of this opinion letter and we express no opinion as to the laws of any other jurisdiction. We assume no responsibility to advise you or update this opinion in the event of any changes in laws or facts.

Based and relying on the foregoing and subject to the assumptions, limitations and qualifications set out herein, we are of the opinion that:

1.

The Company is an unlimited company duly amalgamated and existing under the laws of the Province of Nova Scotia. The Company is registered to carry on business under the Corporations Registration Act (Nova Scotia) and such registration has not been revoked.

2.

The Company has all necessary corporate power and capacity to execute and deliver the Indenture and to execute, deliver, issue and offer the Guarantees, as described therein, and to perform its obligations under the Indenture and the Debt Securities.

3.

The Company has taken all necessary corporate action to authorize the execution and delivery of the Indenture and, when an amendment or supplement thereto, as contemplated thereby setting forth the terms of the related series of Debt Securities and such Guarantees has been duly authorized by resolution of the directors of the Company and duly executed by a person or persons authorized to execute such amendment or supplement under such resolutions and delivered by the Company without condition or escrow (other than such as have been satisfied), the Company will have taken all necessary corporate action to authorize the execution and delivery of the Guarantees.

4.

To the extent that such matters are governed by the corporate laws of the Province, when the Indenture has been duly executed by a person or persons authorized to execute the Indenture under the Resolutions and delivered by the Company without condition or escrow (other than such as have been satisfied), the Indenture will be duly executed and delivered by the Company.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein. Except as set out below, this opinion may not be disclosed to any other person without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the US Act or the Rules and Regulations of the US Commission thereunder.

Yours very truly,

/s/ Stewart McKelvey
STEWART MCKELVEY

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